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                                                                    EXHIBIT 99.3


                                  May 9, 2005
InteliData Technologies Corporation
11600 Sunrise Valley Drive, Suite 100
Reston, Virginia 20191

Re:   Registration Statement on Form S-4 of Corillian Corporation
      (File No. 333-___________)

Gentlemen:

      Reference is made to our opinion letter, dated March 31, 2005, with respect to the fairness from a financial point of view to the holders of the common stock, par value $0.001 per share (the "InteliData Common Stock"), of InteliData Technologies Corporation, a Delaware corporation ("InteliData" or the "Company") of the Merger Consideration (as defined in our opinion letter) to be received by the holders of InteliData Common Stock pursuant to that certain Agreement and Plan of Merger, dated as of March 31, 2005 (the "Agreement"), by and among the Company, Corillian Corporation, an Oregon corporation ("Parent"), and Wizard Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Parent.

      It is understood that the foregoing opinion letter is directed for the information and use of the Board of Directors of the Company in connection with its consideration of the Agreement and the Merger (as defined in our opinion letter) and shall not confer any rights or remedies upon the stockholders of the Company or any other person or be used or relied on for any other purpose. Our opinion letter may not be disclosed, summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that it may be reproduced in full in any proxy statement or prospectus mailed or provided to holders of InteliData Common Stock in connection with the transactions contemplated by the Agreement. We understand that the Company and Parent have determined to include and refer to our opinion letter in the proxy statement/prospectus ("Proxy Statement/Prospectus") which forms a part of the above-referenced Registration Statement.

      In that regard, we hereby consent to the references to our opinion letter under the captions, "Summary -- Fairness Opinion of Wachovia Securities, Inc.," "The Merger and Special Factors Relating to the Merger -- Background of the Merger," "The Merger and Special Factors Relating to the Merger -- InteliData's Reasons for the Merger; Recommendation of the Board of Directors," and "The Merger and Special Factors Relating to the Merger -- Fairness Opinion of Wachovia Securities, Inc.," in the above referenced Proxy Statement/Prospectus, to the reproduction of the foregoing opinion in its entirety as an appendix to the above referenced Proxy Statement/Prospectus, and to the filing as an exhibit to the Registration Statement of the form of consent attached hereto as Annex A, provided that, a reasonable time prior to the filing with the SEC or dissemination to the holders of InteliData Common Stock of any such reference or amendment thereto, we are provided an opportunity to review and approve the terms of such reference or amendment. We do not consent to the furnishing of this letter to the Securities and Exchange Commission.

                                Very truly yours,

                                WACHOVIA CAPITAL MARKETS, LLC

                                /s/ Wachovia Capital Markets, LLC
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                                                                    EXHIBIT 99.3

                                     ANNEX A


Board of Directors
InteliData Technologies Corporation
11600 Sunrise Valley Drive, Suite 100
Reston, Virginia 20191

Re:   Initially Filed Registration Statement on Form S-4 of Corillian
Corporation

Gentlemen:

      We hereby consent to the use in the registration statement of Corillian Corporation on Form S-4 and in the proxy statement/prospectus, which is part of the registration statement, of our opinion dated March 31, 2005 appearing as Appendix C to such proxy statement/prospectus and to the description of such opinion and to the references to our name contained therein under the headings "Summary -- Fairness Opinion of Wachovia Securities," "The Merger and Special Factors Relating to the Merger -- Background of the Merger," "The Merger and Special Factors Relating to the Merger -- InteliData's Reasons for the Merger; Recommendation of InteliData's Board of Directors," and "The Merger and Special Factors Relating to the Merger -- Fairness Opinion of Wachovia Securities." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                Very truly yours,

                                WACHOVIA CAPITAL MARKETS, LLC

                                /s/  Wachovia Capital Markets, LLC